Exhibit 23.5
Cawley, Gillespie & Associates, Inc.
petroleum consultants

9601 AMBERGLEN BLVD., SUITE 117	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1106	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817-336-2461	713-651-9944
www.cgaus.com
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     We hereby consent to the references to our firm in this Amendment No. 5 to the Registration Statement on Form S-1 (including the related prospectus) filed by Enduro Royalty Trust and Enduro Resource Partners LLC, to our estimates of reserves and value of reserves and our reports on reserves as of December 31, 2010 for Enduro Resource Partners LLC (the “Registration Statement”). We also consent to the inclusion of our reports dated February 24, 2011, March 16, 2011, and July 30, 2011 as annexes to the prospectus included in such Registration Statement.
     We also consent to the references to our firm in the prospectus included in such Registration Statement, including under the heading “Experts.”

Robert D. Ravnaas, P.E.
Executive Vice President
Cawley, Gillespie & Associates, Inc
Texas Registered Engineering Firm F-693.
Fort Worth, Texas
August 3, 2011